EXHIBIT 3.2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        INTERSTATE HOTELS & RESORTS, INC.



         Interstate Hotels & Resorts, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend its Restated Certificate of Incorporation, as amended.

         The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

         Article IV of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Section C:

         "C.     Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each five shares of Common Stock ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one share of Common Stock, par value $.01 per share, of the Corporation ("New Common Stock").

         Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to EquiServe, Inc. (the "Transfer Agent"), as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the New York Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the Transfer Agent shall pay to each holder of record its pro rata share of the net proceeds derived from the sale of the fractional interests.

         Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash

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in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

         This Certificate of Amendment, and the amendment effected hereby, shall become effective at 9:15 a.m., eastern time, on July 31, 2002.





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         THE UNDERSIGNED, being the Senior Vice President and General Counsel of the Corporation, for the purpose of amending the Restated Certificate of Incorporation, as amended, of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation, as amended, of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand as of this day of July 31, 2002.


                                   INTERSTATE HOTELS & RESORTS, INC.


                                   By: /s/ Christopher L. Bennett
                                       ----------------------------------------
                                       Name:   Christopher L. Bennett
                                       Title:  Senior Vice President and
                                               General Counsel